SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN THE PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.         )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Infinity Property and Casualty Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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INFINITY PROPERTY AND CASUALTY CORPORATION

2204 Lakeshore Drive, Suite 125

Birmingham, Alabama 35209

Notice of Annual Meeting of Shareholders

and Proxy Statement

To be Held on May 10, 2005

Dear Shareholder:

We invite you to attend our Annual Meeting of Shareholders on May 10, 2005, in Birmingham, Alabama. At the meeting, you will hear a report on our operations and have an opportunity to meet our directors and executives.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how our Board of Directors operates and provides information about the director candidates.

All shareholders are important to us. We want your shares to be represented at the meeting and urge you either to use the electronic voting system, if available to you or through your broker, or to promptly complete, sign, date and return your proxy form.

Samuel J. Simon Secretary

Birmingham, Alabama

April 9, 2005

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF INFINITY PROPERTY AND CASUALTY CORPORATION

Date:	Tuesday, May 10, 2005

Time:	10:00 a.m., Central Time

Place:	Embassy Suites
2300 Woodcrest Place
Birmingham, Alabama 35209-1321

Purpose:	• Elect four Class II directors

• Approve Non-Employee Directors’ Stock Ownership Plan

• Ratify appointment of Ernst & Young LLP as our independent registered public accounting firm

• Conduct any other business that may properly be raised

Record Date:	April 1, 2005

Mailing Date:	Approximately April 9, 2005

General Information

Who may vote

Shareholders as recorded in our stock register on April 1, 2005, may vote at the meeting. As of that date, we had 20,685,748 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter to be considered at the meeting.

How to vote

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

Written Proxy. All shareholders can vote by written proxy card.

Telephone and Internet Proxy. Some shareholders of record can also vote by touchtone telephone and the Internet. The use of electronic voting via the telephone or the Internet is dependent upon how a shareholder holds shares and, if held through a broker, each shareholder’s particular broker. Please follow the instructions provided on the proxy card if electronic voting is made available to you and if you wish to vote electronically.

How proxies work

Our Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You may also vote for or against the other proposals or abstain from voting on any and all matters.

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director candidates and in favor of the approval of the Non-Employee Directors’ Stock Ownership Plan and the ratification of Ernst & Young LLP as our independent registered public accounting firm.

If any other matters come before the meeting or any adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote.

Revoking a proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date (or by recording a later telephone or Internet proxy), by voting in person at the meeting, or by notifying our Corporate Secretary in writing at our principal executive offices.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Abstentions and broker non-votes are considered present for purposes of determining whether a quorum is present but are not considered “votes cast.” Broker non-votes occur when a broker returns a proxy card but does not have authority from the beneficial holder to vote on a particular proposal.

Vote Tabulation

Votes will be tabulated and the results certified by or under the direction of an Inspector of Elections, who may be an employee of ours.

The four director candidates who receive the greatest number of “for” votes will be elected to serve as Class II directors on the Board. Broker non-votes and abstentions will not affect the results of the election.

Each of the proposals to approve the Non-Employee Directors’ Stock Ownership Plan and the ratification of Ernst & Young LLP as our independent registered public accounting firm must have more votes cast “for” than “against” to be approved. Neither broker non-votes nor abstentions will be counted as votes cast.

Proxy Solicitation

Our Board is soliciting your proxy for use at the Annual Meeting and at any adjournment of the Annual Meeting. We will bear the costs of the proxy solicitation, including the reimbursement of banks and brokers for reasonable expenses of sending out our proxy materials to the beneficial owners of our common stock. We have engaged D.F. King & Co., Inc. to assist us in soliciting proxies for a fee of $7,500 plus out-of-pocket expenses. In addition to solicitation by mail, our officers, directors and employees may solicit proxies in person, by telephone, by facsimile and by e-mail.

Other Matters

Any other matters considered at the meeting, including adjournment, will require the affirmative vote of a majority of the votes cast.

Cumulative Voting

In voting to elect directors, shareholders are entitled to cumulate their votes and to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or to distribute their votes on the same principle among as many candidates as the shareholder sees fit. In order to invoke cumulative voting, notice of cumulative voting must be given in writing by a shareholder to our Corporate Secretary not less than 48 hours prior to the Annual Meeting. The proxies solicited include discretionary authority to cumulate votes.

Item 1:	Election of Directors

Our Articles of Incorporation provide that the Board of Directors consist of two classes, Class I and Class II. Each class is elected for a two-year term with one class being elected each year. The term of the Class II directors expires at the 2005 Annual Meeting of Shareholders and the term of Class I directors expires at the 2006 Annual Meeting of Shareholders. The Nominating and Corporate Governance Committee of the Board of Directors has nominated for re-election each of the current Class II directors, Jorge G. Castro, Samuel J. Simon, Roger Smith and Gregory C. Thomas.

Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the Annual Meeting will be elected to hold office until the expiration of each elected director’s two-year term.

Two of these four nominees are not company employees, and three of the four Class I directors are not company employees. Information on each of the nominees is given below.

We have no reason to believe that any of the director nominees will be unable or unwilling for good cause to serve if elected. However, if any director nominee becomes unavailable or unwilling for good cause to serve before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

The Board recommends you vote FOR each of the following nominees:

Director	Business Experience
JORGE G. CASTRO Age 47	Elected Director in August 2003; Vice Chairman and Chief Operating Officer for Valenzuela Capital Partners, LLC since 2003; Chief Executive and Chief Investment Officer of CIC/HCM Asset Management from 1989 to 2003; Currently serves on the Board of Trustees of Milton Academy and on the Board of Directors for the New America Alliance.

SAMUEL J. SIMON Age 48	General Counsel, Senior Vice President and Secretary since 2002; Elected as a Director in December 2003; Served in various legal and executive capacities with Infinity’s former parent company, American Financial Group, Inc. (“AFG”), since 1986.

ROGER SMITH Age 44	Senior Vice President and Chief Financial Officer since 2002; Elected as a Director in December 2003; Served in various executive capacities with Great American Insurance Company, a wholly-owned subsidiary of AFG, since 1987.

GREGORY C. THOMAS Age 57	Elected as a Director in February 2003; Currently retired after serving until 1996 in various executive capacities, including Chief Financial Officer, of Citicasters, Inc. and its predecessor public company.

Directors whose terms are continuing until 2006:

Nominee	Business Experience
JAMES R. GOBER Age 53	Chief Executive Officer, President and Director since 2002; Elected Chairman of the Board in December 2003; Served in various executive roles within each of Infinity’s insurance company subsidiaries since 1991.

GREGORY G. JOSEPH Age 42	Elected Director in February 2003; Executive Vice President of Joseph Automotive Group since 1990; Currently serves on the Advisory Board to Xavier University, Cincinnati, Ohio.

HAROLD E. LAYMAN Age 58	Elected Director in August 2003; President and Chief Executive Officer of Blount International, Inc. until 2002; Currently serves on the Board of Directors of Blount International, Inc., GrafTech International, Ltd. and Grant Prideco, Inc.

SAMUEL J. WEINHOFF Age 54	Elected Director in May 2004; Insurance Industry Consultant, New York, New York; Manager of Schroder & Co.’s U. S. Financial Institutions Group from 1997 through 2000; Managing Director at Lehman Brothers from 1985 to 1997.

Item 2:	Approval of Non-Employee Directors’ Stock Ownership Plan

After a review of compensation programs and policies for non-employee directors, the Nominating and Corporate Governance Committee of the Board of Directors adopted the Non-Employee Directors’ Stock Ownership Plan in March 2005, subject to approval by shareholders. If approved, the Plan will continue in effect until the earlier of its termination by the Board or the Plan’s tenth anniversary. The Committee has adopted the Plan and is recommending it to shareholders for their approval because the Committee believes it is important for non-employee directors to have an equity interest in Infinity. The Committee also sees the Plan as consistent with management’s decision to move away from stock options as a method of long-term compensation.

A copy of the full Plan is attached to this proxy statement as Appendix A.

The Plan provides for annual restricted stock grants to non-employee directors. Grants under the Plan will come from currently authorized but unissued shares. The total number of shares reserved for issuance under the Plan is 200,000.

Restricted Stock Grant

Under the Plan, if a non-employee director is a member of our Board on June 1 of a given year, such director shall be granted restricted shares. The number of shares to be issued to each non-employee director shall be determined by dividing $15,000 by the average of the per share high and low sale prices reported on the Nasdaq National Market for the five trading days ending on the last business day prior to June 1 of the applicable year. The number of restricted shares to be granted annually may be adjusted by the Nominating and Corporate Governance Committee from time to time, without shareholder approval, should the Committee desire that a greater or lesser percentage of directors’ total compensation be in restricted stock.

Amendment and Termination

The Board of Directors may amend, suspend or terminate the Plan, or any portion of it, at any time. However, without the approval of the shareholders, the Board shall not have the authority to increase the number of shares of common stock which may be issued under the Plan, materially modify the requirements as to eligibility for participating in the Plan or extend the termination date of the Plan. In addition, the amount, pricing and timing of common stock issuances pursuant to the Plan shall not be modified more than once every six months, other than to comply with changes in the Internal Revenue Code or other applicable law.

Stock Ownership Guidelines

The Plan also sets forth stock ownership guidelines for non-employee directors. Specifically, within three years after a non-employee director receives the first restricted stock award under the Plan, such non-employee director is required to beneficially own (and maintain ownership of) a minimum number of shares of our common stock, the value (measured at the date of grant or purchase) of which shall be equal to the lesser of $90,000 or three times the then-current cash portion of the annual board retainer.

Transferability

A non-employee director may not dispose of shares of our common stock received under the Plan until such non-employee director reaches the share ownership target provided under the Plan. Additionally, a non-employee director may not dispose of any restricted shares if doing so would cause such non-director’s stock ownership to be less than the Plan’s stock ownership guidelines.

Registration

Following approval by the shareholders, we intend to register with the Securities and Exchange Commission the issuance of shares under the Plan.

Interest of Certain Persons in Matters to be Acted Upon

Each of our non-employee directors qualifies to receive restricted shares and, as a consequence, has a direct interest in the approval of the Plan.

The Board recommends you vote

FOR

approval of the Non-Employee Directors’

Stock Ownership Plan

ITEM 3:	Ratification of Ernst & Young LLP as Infinity’s Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has recommended the selection and appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2005. If the selection is not ratified by the shareholders, the Audit Committee may reconsider its selection or decide to continue the engagement of Ernst & Young LLP. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines a change would be in the best interests of Infinity and the shareholders.

The Board recommends you vote

FOR

approval of the Ratification of Ernst & Young LLP as

Infinity’s Independent Registered Public Accounting Firm

Fees Paid to Independent Auditor

All of the fees provided below were approved by the Audit Committee. Aggregate fees billed by Ernst & Young for the fiscal years ending December 31, 2004 and December 31, 2003 were:

	2004		2003
Audit Fees	$1,553,098	[1]	$561,120	[2]
Audit-Related Fees	0		0
Tax Fees	0		$5,751	[3]
All Other Fees	0		0

	$1,553,098		$566,871

[1]	Includes fees and expenses related to the audits of annual financial statements, audit of internal controls under Sarbanes-Oxley Section 404 ($846,260), reviews of quarterly financial statements, statutory audits, consents and review of documents filed with the Securities and Exchange Commission.

[2]	Includes professional services for the audit of the consolidated financial statements, as well as services related to the supplemental offering of Infinity common stock.

[3]	Includes fees for tax planning and advice.

Board of Directors and Committees of the Board of Directors

General

Infinity is an Ohio corporation and, therefore, governed by the corporate laws of Ohio. Because our stock is publicly traded on the Nasdaq National Market and we file reports with the Securities and Exchange Commission, we are also subject to Nasdaq rules as well as various provisions of federal securities laws.

During 2004, the full Board of Directors met on five occasions and took action by writing on three occasions, while the independent directors met separately twice. During their tenure in 2004, each director attended all meetings held by the Board of Directors and all meetings held by committees of the Board on which such director served.

Our policy is to require director attendance at annual meetings of shareholders. All directors attended the 2004 Annual Meeting of Shareholders.

The Board of Directors has adopted a process to facilitate written communications by shareholders to the Board of Directors. Shareholders wishing to write to the Board of Directors or a specified director or committee of the Board should send correspondence to the Corporate Secretary, 2204 Lakeshore Drive, Suite 125, Birmingham, Alabama 35209. However, our corporate headquarters will be moving in April 2005, and effective May 1, 2005 our new address will be 3700 Colonnade Parkway, Birmingham, Alabama 35243. All communications received from shareholders as screened by the Corporate Secretary, other than trivial or obscene items, will be forwarded to the full Board of Directors, or to a specific Board member or committee if designated by the shareholder. Trivial items will be delivered to the Board at the next scheduled Board meeting. Anyone who wishes to communicate with a specific Board member or committee should send instructions asking that the material be forwarded to the director or to the appropriate committee chairman.

Governance of the corporation is placed in the hands of the directors who, in turn, elect officers to manage the business operations. The Board oversees the management of Infinity on your behalf. It reviews Infinity’s long-term strategic plans and exercises direct decision making authority in all major decisions, such as acquisitions, the declaration of dividends, major capital initiatives and financings and the establishment of Infinity’s business plan.

Non-employee directors of Infinity receive $45,000 per year for serving as a director and as members of committees of the Board. If the shareholders approve the Non-Employee Directors’ Stock Ownership Plan at the Annual Meeting, $15,000 of the annual retainer will be paid in the form of restricted stock beginning in June 2005. The Lead Director and Audit Committee Chairman receive an additional $15,000 annual retainer, and chairmen of all other committees receive an additional $5,000 annual retainer. Non-employee directors also receive $1,500 for each director or committee meeting attended. Directors who are employees of Infinity are not separately compensated for serving as directors.

Under the Non-Employee Directors’ Stock Ownership Plan, it will also be required that non-employee directors beneficially own, not later than three years after receiving his or her first annual restricted stock award, $90,000 of common stock or three times the then-current cash portion of the annual Board retainer, whichever is less.

The Board adopted an Audit Committee Charter and a Code of Ethics, both of which are available on our website at www.ipacc.com. A copy of the Code of Ethics will also be sent without charge upon request to our Corporate Secretary. Any amendments to the Code of Ethics are posted on our website within four business days after the date of an amendment.

The independent directors appointed Gregory G. Joseph as the lead independent director on May 26, 2004 to preside at meetings of non-management directors. The independent members met two times in 2004 without the presence of management directors. The independent members of the Board intend to meet at least two times in 2005.

The directors have organized themselves into the committees described below. With the exception of the Executive Committee, each of these committees is composed of non-employee directors that meet the relevant independence requirements established by the Nasdaq National Market, the Sarbanes-Oxley Act and Securities and Exchange Commission Rule 10A-3 that apply to their particular assignments.

Audit Committee

General

The Audit Committee is composed of Gregory C. Thomas (Chairman), Jorge G. Castro and Samuel J. Weinhoff and met five times last year. The Audit Committee met an additional four times with management and/or Ernst & Young for the sole purpose of receiving updates on work being completed pursuant to Section 404 of the Sarbanes-Oxley Act. Each of the Audit Committee members meets the financial literacy requirements under Nasdaq National Market rules. Gregory C. Thomas, a licensed certified public accountant and former Chief Financial Officer of a public company, has been designated as the Audit Committee financial expert. All members of the Audit Committee are independent as that term is used in the rules of the Nasdaq National Market and Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934.

The Audit Committee operates under the Audit Committee Charter. The Audit Committee reviews and assesses the adequacy of the Audit Committee Charter annually.

The Audit Committee oversees our accounting and financial reporting processes and audits of our financial statements by our outside auditors. The Audit Committee is solely responsible for the appointment, compensation, retention and oversight of our outside auditor. The Audit Committee also evaluates information received from the outside auditor and management to determine whether the outside auditor is independent of management. The outside accounting firm reports directly to the Audit Committee. Ernst & Young was the outside, independent auditor retained by the Audit Committee for the 2004 fiscal year. Representatives from Ernst & Young will attend the 2005 Annual Meeting of Shareholders and will have an opportunity to make a statement and be available to respond to appropriate questions.

In addition, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by us concerning accounting, internal accounting controls or auditing matters and has established procedures for the confidential and anonymous submission by employees of any concerns they may have regarding questionable accounting or auditing matters.

Approval of Audit and Non-Audit Services

The Audit Committee, or its Chairman, approves all audit and non-audit services (including the fees and terms of the services) performed by our independent accountants prior to the time that those services are commenced. The Chairman reports to the full Audit Committee at each of its meetings, and the Audit Committee approves what the Chairman has authorized in the interim between meetings. For these purposes, the Audit Committee or its Chairman is provided with information as to the nature, extent and purpose of each proposed service, as well as the approximate timeframe and proposed cost arrangements for that service.

The Audit Committee has submitted the following report to shareholders:

Report of the Audit Committee

On May 25, 2004, the Audit Committee met with representatives of Ernst & Young and Infinity management and reviewed with them the proposed 2004 Audit Plan, areas warranting particular concentration on the audit, the effects of new accounting pronouncements and requirements under the Sarbanes-Oxley Act of 2002. At the same meeting, the Audit Committee retained Ernst & Young as Infinity’s independent public accountants for fiscal year 2004.

At its meeting on March 8, 2005, the Audit Committee reviewed with Ernst & Young (with and without management present) and Infinity’s accounting and internal audit officers the results of the 2004 audit, including the audited financial statements and management’s assessment of the effectiveness of the company’s internal controls. The Audit Committee had been kept apprised of the progress of management’s assessment and provided oversight and advice to management during the process. At the conclusion of the process, management presented to the Audit Committee its favorable report on the effectiveness of the company’s internal controls over financial reporting. The Audit Committee then discussed with Ernst & Young the matters required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380). The Ernst & Young representatives reviewed the written disclosures required by the Independence Standards Board Standard No. 1 regarding independence of public accountants with the Audit Committee and presented their Report on Auditor Independence regarding that matter to the Audit Committee.

During the course of the March 8, 2005 meeting, the Audit Committee also reviewed a draft of the Form 10-K which had been provided to the Audit Committee in advance of the meeting. Based on its review, the Audit Committee recommended to the Board of Directors that Infinity’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. As part of its deliberations, the Committee determined that Ernst & Young was independent of Infinity.

Respectfully submitted,

Audit Committee

Gregory C. Thomas (Chairman)

Jorge G. Castro

Samuel J. Weinhoff

Compensation Committee

General

The Compensation Committee is responsible for establishing compensation for Infinity’s executive officers and administering Infinity’s equity-based compensation plans.

The Compensation Committee met once during 2004 and has submitted the following report to shareholders:

Report of the Compensation Committee

Infinity’s Compensation Committee is composed of Harold E. Layman (Chairman), Gregory G. Joseph and Gregory C. Thomas. The Compensation Committee is responsible for establishing compensation for executive officers, establishing salary levels and bonus plans, granting bonus awards, administering equity-based benefit plans and otherwise dealing in all matters concerning compensation of the executive officers and approving equity compensation plans for all employees.

The philosophy of the Compensation Committee is to establish executive compensation, whether through salary or bonus plans, that will ultimately contribute toward enhancing shareholder value. With this philosophy in mind, the Compensation Committee designs compensation plans and incentives to link the financial interests of Infinity’s executive officers to the interests of its shareholders and to reward the executives for success in the performance of their respective duties.

In making decisions affecting executive compensation, the Compensation Committee reviews the nature and scope of the executive officer’s responsibilities as well as his or her effectiveness in executing Infinity’s short and long-term objectives. The Compensation Committee also considers the compensation practices of peer companies. Of primary importance, however, is to link executive compensation to overall financial performance as measured by objective standards and to fairly assess each executive’s performance with respect to his or her particular duties and objectives. At the same time, the Board seeks to compensate its executive officers in a manner and at a level that will assist the company in retaining them in the employ of the company and incentivize them to perform at their highest level. As a general policy, the Compensation Committee does not award non-cash benefits to executive officers that are generally not available to employees, but instead favors cash compensation based on the achievement of goals established under annual bonus plans and long-term strategic plans.

Salary

The executive officers received a salary that is based on the criteria discussed above. In view of the company’s strong performance since its inaugural year as a public company, the Compensation Committee deemed it in the best interests of the company to retain the services of Messrs. James R. Gober, Roger Smith and Samuel J. Simon through extensions, on substantially similar terms, of each of their current employment contracts through December 31, 2007. These extensions serve the purpose of better ensuring the continuity of management, which the Compensation Committee views as crucial to the successful execution of a business plan calling for meaningful top line growth, improved margins and continued profitability. The extensions were also an important component of the Board’s ongoing formulation of an executive succession plan.

Annual Incentive Bonuses

Infinity’s Annual Bonus Plan provides for the payment of cash bonuses based on Infinity’s performance in relation to predetermined company objectives. In 2003, the annual bonus plan was based upon achieving an earnings per share target (70% weight) and a subjective evaluation of the company’s achievements during the year (30% weight). For 2004, the Compensation Committee preferred purely objective performance goals – ones that measured and accorded appropriate weight to earnings per share, combined ratio and gross written premium growth. In 2004, the Compensation Committee established and the shareholders approved the performance criteria and the bonus plan targets for each individual executive officer. Based on the company’s performance in 2004, each executive officer was entitled to 127.5% of his individual bonus plan target.

Long-Term Compensation

The Compensation Committee is committed to long-term incentive programs for executives that promote long-term growth. Accordingly, the Compensation Committee believes that the executive officers should be rewarded proportionately with the degree to which Infinity’s performance objectives are met over a longer period. As part of this philosophy, in February 2005 the Compensation Committee adopted a long-term incentive compensation plan that features the awarding of cash-based performance units. The actual cash value of each performance unit will be determined by Infinity’s performance as measured by combined ratio and gross written premium growth. After the end of the three-year life of the plan, the performance units shall convert to cash.

The 2005 long-term incentive compensation plan is intended to replace stock options as the primary method of long-term incentive compensation. In the face of new accounting rules requiring the expensing of stock options, the Board of Directors reduced the number of stock option grants to executive officers from 215,180 in 2003 to 100,000 in 2004. The Compensation Committee does not intend to issue options to executives in 2005.

Several executives and other key employees of business units or insurance subsidiaries transferred from Infinity’s former parent company, American Financial Group, Inc. to Infinity remain eligible to participate in long-term incentive compensation plans that were established prior to Infinity’s initial public offering, including the most recent 2000 plan. The Compensation Committee played no role in establishing these plans or overseeing their administration. Much like the 2005 long-term incentive compensation plan, these predecessor plans rewarded profitable results for individual business units based on targeted objectives for the unit tied to long-term profitability. The last of these plans measured profitability through December 31, 2004. Payouts under these plans are expected to continue through 2007.

Compensation of the Chief Executive Officer

Infinity’s Chief Executive Officer, James R. Gober, has a two-year employment agreement expiring at the end of 2007 that pays him an annual salary of $550,000 and an annual bonus “base” of similar amount. This agreement does have provisions related to severance arrangements which are explained in greater detail in the section “Change-in-Control Arrangements.” In determining Mr. Gober’s annual salary and bonus base as provided in his employment agreement, the Compensation Committee considered the criteria and philosophy discussed above. In addition, Mr. Gober is eligible to participate in the employee stock purchase plan, qualified and non-qualified retirement plans, non-qualified deferred compensation plans and long-term incentive compensation plans. The Summary Compensation Table and Option Grants in Last Fiscal Year Table set forth below include additional information regarding other compensation and benefits paid to Mr. Gober in 2004.

Internal Revenue Code Section 162(m)

The Compensation Committee also considers the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and the other senior executive officers, except for compensation that is performance-based under a plan that is approved by the shareholders and that meets certain other technical requirements. It is the policy of the Compensation Committee to periodically review and consider whether particular compensation and incentive payments to the company’s executives will be deductible for federal income tax purposes. With the exception of an insignificant portion of compensation related to the vesting of restricted stock awarded in 2003 to Mr. Gober, executive compensation for 2004 satisfied the requirements for deductibility under Section 162(m). However, the Compensation Committee retains the ability to evaluate the performance of the company’s executives and to compensate executives appropriately, even if it may result in the non-deductibility of certain compensation under federal tax law.

Respectfully submitted,

Compensation Committee

Harold E. Layman (Chairman)

Gregory G. Joseph

Gregory C. Thomas

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Gregory G. Joseph (Chairman), Harold E. Layman and Jorge G. Castro. Each member of the Nominating and Corporate Governance Committee is independent as provided in Nasdaq National Market rules.

The Board of Directors has established a Nominating and Corporate Governance Committee Charter for the Nominating and Corporate Governance Committee which is available on our website at www.ipacc.com.

Under the terms of its charter, the Nominating and Corporate Governance Committee is responsible for considering and making recommendations concerning the function and needs of the Board, and the review and development of corporate governance guidelines. In fulfilling its duties, the Nominating and Corporate Governance Committee, among other things, shall:

•	identify individuals qualified to be Board members consistent with criteria established by the Board;

•	conduct and present to the Board an annual performance evaluation of the entire Board;

•	recommend nominees to the Board for the next annual meeting of shareholders;

•	review the structure of the Board and its committees;

•	consider issues involving related party transactions with directors and similar issues; and

•	review and recommend all matters pertaining to fees and retainers paid to directors.

Directors, members of management, shareholders, or industry or professional organizations may suggest nominees. The Nominating and Corporate Governance Committee is also able to use the services of a third-party executive search firm to assist it in identifying and evaluating possible nominees for director.

In identifying and considering candidates for nomination to our Board, whether recommended by officers, directors or shareholders, the Nominating and Corporate Governance Committee considers, in addition to the requirements set out in the Nominating and Corporate Governance Committee Charter, quality of experience, the needs of Infinity and the range of talent and experience represented on the Board. The Nominating and Corporate Governance Committee also evaluates the ability of a nominee director to devote the time and effort necessary to fulfill his or her responsibilities. Shareholders desiring to submit recommendations for nominations by the Nominating and Corporate Governance Committee should direct them to the Corporate Secretary at the address shown on the cover page of this proxy statement.

The Nominating and Corporate Governance Committee did not receive a nominee recommendation from a shareholder who had beneficially owned more than five percent of our voting common stock for at least one year as of the date of the recommendation.

After considering the foregoing, the Nominating and Corporate Governance Committee met on March 8, 2005 and nominated the current Class II directors for re-election.

Executive Committee

Our Executive Committee is composed of James R. Gober (Chairman), Gregory G. Joseph, Samuel J. Weinhoff and Roger Smith. This committee has the authority to exercise the power and authority of the Board of Directors between meetings of the Board of Directors, subject to any limitation or limitations imposed by law, the Articles of Incorporation, the Code of Regulations or any resolution of our Board. The Executive Committee met once in 2004 and took actions in writing on two occasions.

Security Ownership of Certain Beneficial Owners

The following are the only shareholders we know to beneficially own 5% or more of our outstanding common stock as of December 31, 2004. As permitted under the rules of the Securities and Exchange Commission, information regarding the following shareholders has been obtained from Schedule 13D and 13G reports filed with the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
T. Rowe Price Associates, Inc.[1] 100 E. Pratt Street Baltimore, Maryland 21202	2,440,800	11.8%

Sterling Capital Management LLC[2] 4046 Colony Road, Suite 300 Charlotte, NC 28211	1,490,669	7.2%

Brandywine Asset Management, LLC[3] Three Christiana Centre, Ste. 1200 201 N. Walnut Street Wilmington, DE 19801	1,170,428	5.7%

Third Point Management Company L.L.C.[4] 360 Madison Avenue, 24th Floor New York, New York 10017	1,150,000	5.4%

Barclays Global Investors, NA.[5] 45 Fremont Street San Francisco, CA 94105	1,115,642	5.4%

[1]	According to the information contained in the Schedule 13G amendment filed by T. Rowe Price Associates, Inc. (“Price Associates”) with the Securities and Exchange Commission on February 14, 2005, these securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. According to Price Associates, it has sole voting power as to 368,100 of these shares and sole dispositive power as to all of these shares.

[2]	According to the information contained on Schedule 13G filed with the Securities and Exchange Commission on January 6, 2005, Sterling Capital Management LLC has shared voting and dispositive power as to all of these shares.

[3]	According to the information contained on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005, Brandywine Asset Management, LLC has shared voting and dispositive power as to all of these shares.

[4]	According to the information contained on Schedule 13D filed with the Securities and Exchange Commission on January 7, 2005, Third Point Management Company L.L.C. has shared voting and dispositive power as to all of these shares.

[5]	According to the information contained on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005, Barclays Global Investors, NA. has sole voting and dispositive power as to 4.24% (875,693) of these shares, and Barclays Global Fund Advisors has sole voting and dispositive power as to 1.16% (239,949) of these shares.

Security Ownership of Directors and Executive Officers

The following table shows the beneficial ownership of common stock by each director and executive officer named on the Summary Compensation Table and our directors and executive officers as a group, all as of April 1, 2005. Additional information regarding the directors can be found under Item 1: Election of Directors.

Name	Position	Common Stock Subject to Restricted Stock Plan	Common Stock Subject to Options Exercisable within 60 Days	Other Common Stock Beneficially Owned	Total Common Stock Beneficially Owned
					Amount	Percentage
James R. Gober	Chairman of the Board, Chief Executive Officer and President	20,833	45,600	50,769	117,202	*

John R. Miner	Executive Vice President	8,334	20,240	15,455	44,029	*

Samuel J. Simon	Senior Vice President, General Counsel, Secretary and Director	7,291	18,616	17,709	43,616	*

Roger Smith	Senior Vice President, Chief Financial Officer and Director	5,209	12,120	6,458	23,787	*

Joseph A. Pietrangelo	Senior Vice President	3,125	6,248	5,128	14,501	*

Jorge G. Castro	Director	0	5,000	0	5,000	*

Gregory G. Joseph	Director	0	5,000	3,200	8,200	*

Harold E. Layman	Director	0	5,000	1,500	6,500	*

Gregory C. Thomas	Director	0	2,500	2,500	5,000	*

Samuel J. Weinhoff	Director	0	2,500	1,500	4,000	*

All Executive Officers, Directors and Nominees as a Group (10 persons)					271,835	1.31%

*	Less than 1%

John R. Miner, age 44, was elected our Executive Vice President in September 2002. Mr. Miner served in various capacities with Great American Insurance Company since 1988, including President of Great American Insurance Company’s personal lines division.

Joseph A. Pietrangelo, age 40, was elected as a Senior Vice President in September 2002. Mr. Pietrangelo had served in an executive capacity in our claims division since 1999. He was with Zurich/Farmers Personal Insurance from 1997 to 1999 and served in various capacities with The Progressive Corporation from 1987 to 1997.

Equity Compensation Plan Information

The following table includes information on all of our equity compensation plans as of December 31, 2004.

Plan Category	Number of Securities to be Issued upon Exercise of Options	Weighted- Average Exercise Price of Outstanding Options	Number of Securities Awarded as Restricted Stock	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plan approved by security holders:
2002 Stock Option Plan	603,480	$22.07	—	1,382,820
2002 Restricted Stock Plan	—	—	134,375	365,625
Employee Stock Purchase Plan	—	—	—	996,910

Equity Compensation Plans not approved by security holders:
None	—	—	—	—

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than ten percent (10%) of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission by a specified date. Regulations promulgated by the Securities and Exchange Commission require us to disclose in this proxy statement any reporting violations with respect to the 2004 fiscal year. Based upon a review of the applicable filings made with the Securities and Exchange Commission to report ownership by officers, directors and beneficial owners of more than 10% of our common stock, no reporting person made a late filing under Section 16(a).

Summary Compensation Table

The following table sets forth information with respect to compensation earned by our Chief Executive Officer and by our four other executive officers for the fiscal years ended December 31, 2004, 2003 and 2002. Please note that all of the compensation indicated for the year 2002 was paid by AFG, formerly our parent company. Additionally, any compensation paid by AFG for 2004 or 2003 is indicated in the footnotes following the table.

			Annual Compensation								Long-Term Compensation
Name and Position	Year		Salary			Bonus[1]			Other Annual Compensation[2]		Restricted Stock Awards[3]	Securities Underlying Options(#)	LTIP Payouts[4]		All Other Compensation[5]
James R. Gober Chief Executive Officer and President	2004 2003 2002		$ $ $	550,000 550,000 385,096	[6]	$ $ $	803,125 389,375 250,000		$312,351 $ 1,861 $ 9,571		$0 1,000,000 0	25,000 101,500 0	$ $ $	79,000 79,000 352,850	$45,925 $15,112 $29,000

John R. Miner Executive Vice President	2004 2003 2002		$ $ $	410,000 407,626 389,428		$ $ $	560,601 245,552 91,732	[6] [7]	$ 85,409 $103,320 $ 3,065		$0 400,000 0	20,000 40,600 0	$ $	45,650 0 196,350	$30,624 $14,164 $28,058

Samuel J. Simon Senior Vice President and General Counsel	2004 2003 2002	[8]	$ $ $	400,000 368,664 300,000	[6] [7]	$ $ $	187,692 257,692 35,000		$ 30,856 $ 37,851 $ 990		$0 350,000 0	20,000 36,540 0		0 0 0	$15,308 $ 6,800 $20,750

Roger Smith Senior Vice President and Chief Financial Officer	2004 2003 2002	[9]	$ $ $	275,000 210,000 182,520	[6] [7]	$ $ $	185,288 95,838 37,400		$ 43,153 $ 76,872 $ 2,194		$0 250,000 0	20,000 20,300 0		0 0 0	$10,212 $ 1,003 $15,374

Joseph A. Pietrangelo Senior Vice President	2004 2003 2002		$ $ $	220,000 212,308 205,961		$ $ $	218,788 72,484 50,000	[6] [7]	$ 941 $ 6,060 $ 400	[10]	$0 150,000 0	15,000 16,240 0		0 0 0	$ 9,352 $ 2,819 $14,996

[1]	A portion of the bonus amounts in 2004 for Messrs. Gober ($203,125), Miner ($132,716) and Pietrangelo ($70,557) represent the second payment for bonus amounts earned from the 2002 Infinity bonus plan (instituted prior to Infinity becoming a public company).

[2]	Consists of automobile allowance, insurance premiums, relocation expenses, other taxable expenses and above-market interest earned on deferred compensation. Other annual compensation in 2004 included the following amounts for the exercise of options to purchase AFG common stock: $307,047 for Mr. Gober; $72,693 for Mr. Miner; $29,416 for Mr. Simon and $36,374 for Mr. Smith.

[3]	Value of the restricted stock as of the date of grant.

[4]	Several executives participate in long-term incentive compensation plans (“LTIP”) established prior to Infinity becoming a public company. The plans reward profitable results for individual business units based on targeted objectives for the unit tied to long-term profitability.

[5]	Consists of retirement plan contributions.

[6]	Includes earned deferred compensation of $27,500 for Mr. Gober, $110,543 for Mr. Miner, $30,000 for Mr. Simon, $13,750 for Mr. Smith and $10,250 for Mr. Pietrangelo.

[7]	Includes earned deferred compensation of $47,533 for Mr. Miner, $30,000 for Mr. Simon, $10,500 for Mr. Smith and $20,000 for Mr. Pietrangelo.

[8]	Annual compensation includes $318,752 paid by AFG in 2003 to Mr. Simon for bonus, salary, relocation expenses and other taxable expenses for 2003.

[9]	Annual compensation includes $50,072 paid to Mr. Smith for bonuses and $41,728 for the exercise of options to purchase AFG common stock.

[10]	Includes $4,687 for the exercise of an option to purchase AFG common stock.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal 2004	Exercise Price ($/Per Share)	Expiration Date	Potential Realized Value at Assumed Annual Rates of Price Appreciation for Option Term*
					5%	10%
James R. Gober	25,000	11.68%	$33.58	2/13/2014	$527,957	$1,337,947
John R. Miner	20,000	9.35%	$33.58	2/13/2014	$422,366	$1,070,357
Samuel J. Simon	20,000	9.35%	$33.58	2/13/2014	$422,366	$1,070,357
Roger Smith	20,000	9.35%	$33.58	2/13/2014	$422,366	$1,070,357
Joseph A. Pietrangelo	15,000	7.00%	$33.58	2/13/2014	$316,774	$802,768

*	The assumed 5% and 10% rates of stock appreciation are rates required by the Securities and Exchange Commission for illustrative purposes and are not intended to predict actual stock appreciation. The assumed annual rate of appreciation of 5% and 10% would result with the price of Infinity common stock appreciating from the exercise price to a price of $54.70 and $87.10, respectively.

Fiscal 2004 Option Exercises and Fiscal Year-End Option Values

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at FY-End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at FY-End* Exercisable/Unexercisable
James R. Gober	0	—	20,300/106,200	$389,760/$1,599,540
John R. Miner	0	—	8,120/52,480	$155,904/$656,016
Samuel J. Simon	0	—	7,308/49,232	$140,314/$593,654
Roger Smith	0	—	4,060/36,240	$77,952/$344,208
Joseph A. Pietrangelo	0	—	3,248/27,992	$62, 362/$273,746

*	Calculation based on closing price of $35.20 on December 31, 2004.

Change-in-Control Arrangements

We have employment agreements with James R. Gober, Samuel J. Simon and Roger Smith. All of these agreements expire on December 31, 2007. The agreements provides for a base salary of at least $550,000 for Mr. Gober, $400,000 for Mr. Simon and $300,000 for Mr. Smith and a bonus opportunity under an annual bonus plan established and approved by the Compensation Committee of Infinity’s Board of Directors and based on performance criteria set forth in advance under the bonus plan. Such plan must include an annual base bonus target equal to 50% of Messrs. Simon and Smith’s annual salary and 100% of Mr. Gober’s annual salary. We also have an employment agreement with John R. Miner which expires on December 24, 2005. Mr. Miner’s agreement provides for a base salary of at least $410,000 and a bonus opportunity with an annual base bonus target of at least $350,000.

If Messrs. Gober, Simon, Smith or Miner’s employment is terminated by us other than for cause, or is terminated by the executive for “good cause,” which includes, among other things, the assignment to the executive of any duties inconsistent with the executive’s status as an executive officer of Infinity (including by reason of Infinity becoming a subsidiary, or under the control, of a company not an affiliate of Infinity), the agreements provide that the executive officer will receive payment of earned but unpaid salary and bonus amounts accrued through the date of termination, continued payment of his most recent salary for a period of 24 months from the date of termination, payment in a lump sum of two times his target annual bonus then in effect, payment of accrued but unused vacation time, reimbursement of business expenses, 100% vesting of any stock options and an allowance that such options may be exercised within three years of the termination date, 100% vesting of restricted shares, immediate conversion to cash of all performance units issued under the 2005 long-term incentive compensation plan (with the exception of Mr. Miner) and payment of the executive officer’s life insurance, medical and dental benefits for a period of 24 months after termination. Additionally, Mr. Gober has agreed not to compete with us or solicit our employees for a period of up to 24 months following certain events of termination.

Performance Graph

The following graph shows the percentage change in cumulative total shareholder return on our common stock since the initial public offering measured by dividing the sum of (A) the cumulative amount of dividends, assuming dividend reinvestment during the periods presented and (B) the difference between our share price at the end and the beginning of the periods presented; by the share price at the beginning of the periods presented. The graph demonstrates cumulative total returns for Infinity, the CRSP Total Return Index for NASDAQ Stock Market, and the CRSP Total Return Index for NASDAQ Insurance Stocks (SIC 6330-6339 U.S. Fire, Marine and Casualty Insurance Companies) from the date of our initial public offering, February 18, 2003, through December 31, 2004.

Cumulative Total Return*

Cumulative Total Return as of December 31, 2004

(assumes a $100 investment at the close of trading on February 17, 2003)

	2/18/03	3/31/03	6/30/03	9/30/03	12/31/03	3/31/04	6/30/04	9/30/04	12/31/04
IPCC	100.000	113.920	147.373	175.593	206.507	196.313	206.308	184.674	220.185
NASDAQ Index	100.000	99.665	120.166	132.301	148.125	147.094	151.460	140.549	161.197
NASDAQ Insurance Stocks	100.000	101.691	111.668	119.704	129.616	138.888	143.098	141.124	157.364

*	Assumes reinvestment of dividends.

Shareholder Proposals for Next Year

Any shareholder who intends to submit a proposal for the 2006 Annual Meeting of Shareholders for inclusion in the proxy statement for that meeting may do so in accordance with Securities and Exchange Commission Rule 14a-8 and is advised that the proposal must be received by the Corporate Secretary, at the address located below, no later than December 10, 2005.

For those shareholder proposals which are not submitted in accordance with Rule 14a-8, the designated proxies may exercise their discretionary voting authority, without any discussion of the proposal in our proxy materials, with respect to any shareholder proposal which is received by the Corporate Secretary after February 23, 2006. If there is a change in these deadlines by more than 30 days, we will notify you of the change through our Form 10-Q filings.

Questions?

If you have questions or need more information about the Annual Meeting, write to:

Infinity Property and Casualty Corporation

2204 Lakeshore Drive, Suite 125

Birmingham, Alabama 35209

Attention: Samuel J. Simon, Secretary

Effective May 1, 2005 our new address will be:

Infinity Property and Casualty Corporation

3700 Colonnade Parkway

Birmingham, AL 35243

Attention: Samuel J. Simon, Secretary

APPENDIX A

NON-EMPLOYEE DIRECTORS’ STOCK OWNERSHIP PLAN

The purpose of the Non-Employee Directors’ Stock Ownership Plan (the “Plan”) of Infinity Property and Casualty Corporation (the “Company”) is to provide a portion of the compensation to the Company’s non-employee directors to be paid through the issuance of shares of the Company’s common stock (“Common Stock”).

1.	PAYMENT OF COMPENSATION TO NON-EMPLOYEE DIRECTORS.

a.	Restricted Stock Grant. On or about June 1 of each year during which a non-employee director is a member of the Company’s Board of Directors, such non-employee director, serving on the Board as of June 1, shall receive a restricted stock grant payable in shares of Common Stock. The number of shares of Common Stock to be issued to each non-employee director pursuant to this Section shall be determined by dividing $15,000 (the “Stock Grant Value”) by the average of the per share Fair Market Value of the Common Stock (as defined in Section 2 below) for the five trading days ending on the last business day prior to June 1 of the applicable year; the resulting number shall then be rounded up to the nearest share. The Board of Directors or a committee thereof may change the Stock Grant Value to be granted to non-employee directors pursuant to this Section from time to time, or may determine that a fixed number of shares be granted in lieu of using the “Stock Grant Value” method described above, in each case without shareholder approval.

b.	Additional Payment in Common Stock in Lieu of Cash. On or prior to January 1 of any calendar year, any non-employee director may elect (by notifying the Company) to receive Common Stock in lieu of a specified percentage (not to exceed 50%) of cash compensation scheduled to be received in the upcoming calendar year, however excluding such cash compensation to be earned for attending Board and/or committee meetings. Such additionally issued Common Stock shall be governed by the terms and provisions of Section 1(a) above and the additional terms and provisions of this Plan.

2.	FAIR MARKET VALUE OF COMPANY COMMON STOCK.

The “Fair Market Value” of a share of Common Stock shall be the average of the high and low sales prices of the shares on such date on the Nasdaq National Market (or the principal market or exchange in which the Common Stock is traded, if the shares are not listed on the Nasdaq National Market on such date) or, if the shares were not traded on such date, then the average of the high and low sales prices of the shares on the next preceding trading day during which the shares were traded.

3.	RESTRICTIVE LEGEND; HOLDING PERIOD FOR SHARES OF COMMON STOCK; OTHER RESTRICTIONS CONSISTENT WITH STOCK OWNERSHIP GUIDELINES.

a.	Restrictive Legend and Holding Period. In order to address certain provisions of the Federal securities laws, including Section 16(b) of the Securities Exchange Act of 1934, all certificates representing shares of Common Stock issued pursuant to the Plan shall bear the following restrictive legend which will prevent the recipient from disposing of such shares for six months from the date of issuance:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED UNTIL THE EXPIRATION OF THE SIX MONTH

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PERIOD BEGINNING ON THE DATE OF THE ORIGINAL ISSUANCE BY INFINITY PROPERTY AND CASUALTY CORPORATION (THE “COMPANY”) AS PROVIDED BY SECTION 3 OF THE COMPANY’S NON-EMPLOYEE DIRECTORS’ STOCK OWNERSHIP PLAN, A COMPLETE AND CORRECT COPY OF THE FORM OF WHICH WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHIN FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST.

When the legend requirement imposed by this Section shall terminate, the Company (at its expense) shall issue a replacement certificate representing such shares without the legend.

b.	Stock Ownership Guidelines. It shall be the objective of each non-employee director to beneficially own, not later than three years after receiving his or her first annual restricted stock award contemplated by Section 1(a) of this Plan (the “Share Ownership Target Date”), a minimum number of shares of Common Stock, the Fair Market Value of which (determined as of each date of purchase or grant of Common Stock) shall be equal to $90,000 or three times the then-current cash portion of the annual Board retainer, whichever is less (the “Share Ownership Target”). After a non-employee director’s Share Ownership Target Date, such non-employee director shall thereafter endeavor to meet or exceed the Share Ownership Target.

c.	Additional Transfer Restrictions. No non-employee director may dispose of any shares received as an annual restricted stock award contemplated by Section 1(a) of this Plan until such time as all shares of Common Stock beneficially owned by such non-employee director reaches the Share Ownership Target. Thereafter, no non-employee director shall dispose of any shares received as an annual restricted stock award contemplated by Section 1(a) of this Plan such that such non-employee director’s direct or indirect ownership of shares of Common Stock would be less than the Share Ownership Target.

4.	NO RIGHT TO CONTINUANCE AS A DIRECTOR.

Neither the action of the Company in establishing the Plan nor the issuance of Common Stock hereunder shall be deemed to create any obligation on the part of the Board of Directors to nominate any non-employee director for reelection by the Company’s shareholders or to be evidence of any agreement or understanding, express or implied, that the non-employee director has a right to continue as a director for any period of time or at any particular rate of compensation.

5.	SHARES SUBJECT TO THE PLAN.

Two hundred thousand (200,000) shares of Common Stock are authorized for issuance under the Plan in accordance with the provisions hereof. The Company shall at all times during the term of the Plan retain as authorized and unissued Common Stock at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder. Upon the Plan being approved by shareholders, the Company shall file a registration statement on Form S-8 with the Securities and Exchange Commission regarding the issuance of the Plan’s 200,000 shares.

6.	EFFECTIVE DATE AND EXPIRATION OF PLAN.

Pursuant to Nasdaq Marketplace Rule 4350(i)(1)(a), the Plan is subject to approval by a majority of the votes cast at the next annual meeting of shareholders of the Company by the holders of shares of Common Stock entitled to vote thereon, and, if so approved, shall be effective beginning on the first day immediately following such vote (the “Effective Date”). Unless earlier terminated by the Board of Directors or a committee thereof pursuant to Section 8, the Plan shall terminate on the tenth anniversary

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of the Effective Date. No shares of Common Stock shall be issued pursuant to the Plan after its termination date.

7.	PAYMENT IN EVENT OF DEATH.

If a non-employee director dies, any portion of his or her compensation pursuant to the Plan then unpaid shall be paid to the beneficiaries of the director named in the most recent beneficiary designation filed with the Secretary of the Company. In the absence of such a designation, such compensation shall be paid to, or as directed by, the director’s personal representative, in one or more installments as the non-employee director may have elected in writing. For purposes of this Section 7, compensation shall include all accrued meeting fees and a pro-rated amount of stock and cash to the date of death.

8.	AMENDMENT, SUSPENSION AND TERMINATION OF PLAN.

The amount, pricing, and timing of Company Common Stock issuances pursuant to the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

The Board of Directors or a committee thereof may suspend or terminate the Plan or any portion of it at any time, and may amend it, subject only to the preceding paragraph, from time to time in such respects as the Board of Directors or a committee thereof may deem advisable in order that any awards hereunder shall conform to any change in applicable laws or regulations or in any other respect the Board of Directors or a committee thereof may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without the further approval with the affirmative vote of shareholders entitled to cast at least a majority of the total number of votes represented at a meeting of shareholders of the Company, increase the number of shares of Common Stock which may be issued under the Plan, materially modify the requirements as to eligibility for participating in the Plan, or extend the termination date of the Plan.

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INFINITY PROPERTY AND CASUALTY CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 10, 2005 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

INFINITY PROPERTY AND CASUALTY CORPORATION

The undersigned Shareholder(s) of INFINITY PROPERTY AND CASUALTY CORPORATION (the “Company”) hereby constitutes and appoints Samuel J. Simon and Roger Smith, and each of them, agents and proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 10, 2005, and at any adjournment or postponement thereof, according to the number of shares of Common Stock of the Company which the undersigned may be entitled to vote, and with all the powers which the undersigned would possess if personally present, as indicated on the reverse side.

The proxies are directed to vote as specified on the reverse side. Except as specified to the contrary on the reverse side, the shares represented by this proxy will be voted FOR all nominees listed and FOR Proposals 2 and 3.

The undersigned revokes any prior proxy at such meeting and ratifies all said agents and proxies, or any of them, may lawfully do by virtue hereof. Receipt of Notice of Annual Meeting of Shareholders and Proxy Statement is hereby acknowledged.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

INFINITY PROPERTY AND CASUALTY CORPORATION

May 10, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X

Proposal 1. Election of four Class II directors.

FOR ALL NOMINEES

WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

Jorge G. Castro Samuel J. Simon Roger Smith Gregory C. Thomas

Proposal 2. Approve Non-Employee Directors’ Stock Ownership Plan.

Proposal 3. Ratify appointment of Ernst & Young LLP as Infinity’s independent registered public accounting firm.

FOR AGAINST ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.